Exhibit 99.1

NASDAQ: ONB oldnational.com

FOR IMMEDIATE RELEASE August 12, 2014	Contacts: Media: Kathy A. Schoettlin – (812) 465-7269 Executive Vice President – Communications Financial Community: Lynell J. Walton – (812) 464-1366 Senior Vice President – Investor Relations

Old National Bancorp Prices Senior Debt Offering

Evansville, Ind. (August 12, 2014) – Old National Bancorp (“Old National”) (NASDAQ: ONB), the holding company for Old National Bank, today announced that it has priced an underwritten public offering of $175 million in aggregate principal amount of its unsecured Senior Notes (“Notes”) due August 15, 2024. The Notes will bear interest at a rate of 4.125% per year, payable on August 15 and February 15 of each year, commencing on February 15, 2015. The Notes were priced at 100% of their face amount.

The offering is expected to close on August 15, 2014, subject to the satisfaction of customary closing conditions.

Sandler O’Neill + Partners, L.P. is the sole underwriter for the Notes offering.

The Notes are being offered and sold pursuant to an effective shelf registration statement (File No. 333-196587) and the base prospectus included the registration statement. A preliminary prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission (the “SEC”). Copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained, when available, without charge by visiting the SEC’s website at www.sec.gov, or from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations (1-866-805-4128).

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any security of Old National, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Old National

Old National Bancorp (NASDAQ: ONB) is the largest financial services holding company headquartered in Indiana and, with $10.4 billion in assets, ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois, Kentucky and Michigan. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance, one of the 100 largest brokers in the U.S. For more information and financial data, please visit Investor Relations at oldnational.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: economic, market, operational, liquidity, credit and interest rate risks associated with our business; economic conditions generally and in the financial services industry; expected earnings and cost savings in connection with the consolidation of recent and pending acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected; Old National’s ability to close its pending acquisitions on currently anticipated terms, or within currently anticipated timeframes; unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from Old National’s loss sharing arrangements with the FDIC; failure to properly understand risk characteristics of newly entered markets; increased competition in the financial services industry either nationally or regionally, resulting in, among other things, credit quality deterioration; Old National’s ability to achieve loan and deposit growth; volatility and direction of market interest rates; governmental legislation and regulation, including changes in accounting regulation or standards; Old National’s ability to execute its business plan; a weakening of the economy which could materially impact credit quality trends and the ability to generate loans; changes in the securities markets; changes in fiscal, monetary and tax policies; other matters discussed in this press release and other factors identified in the prospectus supplement and accompanying base prospectus relating to the offering, Old National’s Annual Report on Form 10-K and its other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.